Registration No. 333-12024

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post Effective Amendment No. 2 on Form F-1
To
Registration Statement
on Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAZZTEL P.L.C.
(Exact name of registrant as specified in its charter)

United Kingdom	4813
(State of other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)

___________________________

c/o Jazz Telecom, S.A.
Avenida de Europa 14
Parque Empresarial La Moraleja
28108 Alcobendas Madrid, Spain
(011) 34-91-490-7200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

___________________________

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies of correspondence to:
William Greason, Esq.
Chadbourne & Parke
Regis House, 45 King William Street
London, England EC4R 9AN

        Approximate date of commencement of proposed sale to the public: No sales have taken place under this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [    ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

Explanatory Note

        A Registration Statement on Form F-3 filed by Jazztel p.l.c. (the “Company”) (Registration Statement No. 333-12024), was declared effective by the Securities and Exchange Commission. Pursuant to such Registration Statement, the Company registered the offer and sale of up to 4,176,007 shares of ordinary stock, €0.08 par value. As described in the Registration Statement, the number of shares of ordinary stock registered under Registration Statement No. 333-12024 was an estimate of the number of shares which might be purchased and offered for sale by current and prospective warrant holders of the Company.

        The Company hereby files this Post-Effective Amendment No. 2 to Registration Statement No. 333-12024 to remove from Registration by means of this post-effective amendment the remaining 146,325 shares of ordinary stock registered under Registration Statement No. 333-12024.

        Consequently, the Company hereby DEREGISTERS the 146,325 shares of ordinary stock not issued in connection with the aforementioned offering.

Exhibits

24.1      Power of Attorney

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Spain, on the 28th day of March, 2003.

JAZZTEL p.l.c. By: /s/ Antonio Carro Antonio Carro Vice Chairman

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March 2003.

Signature	Title	Date

*	Chairman of the Board	March 28, 2003
Massimo Prelz Oltramonti	and Director

*	Managing Director	March 28, 2003
Roberto De Diego	(principal executive officer)

*	Chief Accounting Officer	March 28, 2003
Miguel Angel Garrido	(principal accounting officer)

*	Vice Chairman of the Board	March 28, 2003
Antonio Carro	and Director

*	Executive Senior Vice President	March 28, 2003
Antonio Fuentes	(principal financial officer)

*	Director	March 28, 2003
Luis Velasco

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*	Director	March 28, 2003
Eduardo Merigo

*	Director	March 28, 2003
Joaquim Molins

*	Authorized Representative	March 28, 2003
William P. Collatos	in the United States;
Director
*By: /s/ Jacqueline Bulder Jacqueline Bulder Attorney in fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

24.1	Power of Attorney

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